Exhibit 10.2

TELEPHONE AND DATA SYSTEMS, INC.
2007 BONUS DEFERRAL FORM

NAME LeRoy T. Carlson	SOCIAL SECURITY NUMBER

	DATE OF BIRTH	15 May 1916

Deferral election with respect to my 2007 Bonus:

☒

I hereby elect to defer, under the terms and conditions of the TDS Bonus Deferral and Stock Unit Match Program for the 2007 Bonus Year (the “2007 Program”) and the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan, as each may be amended from time to time, the following whole percentage of my 2007 Bonus that would otherwise be paid to me in 2008.

100%

DEFERRAL DATE ELECTION: I request that my deferral of my 2007 Bonus and any stock unit matches thereon be paid as follows:

X	I elect to receive my deferred 2007 Bonus and any stock unit matches thereon in a single lump sum payment in the seventh month after my separation from service
- OR -

I elect to receive my deferred 2006 Bonus and any stock unit matches thereon in a single lump sum payment in the following year (which may not be earlier than two years after the date this election is made). If such date is earlier than January 1st of the fourth year following the performance year, I recognize that a portion of the company match will be lost.

Month and Year:

•                  I understand that my deferred 2007 Bonus and any stock unit matches thereon will be recorded in accounts established in my name on TDS’s books and records and that these accounts will be governed by the terms of the 2007 Program and the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan, as each may be amended from time to time.

•                  I acknowledge that my accounts under the 2007 Program will rise or decline in value equal to the earnings or losses that would have been realized if assets in an amount equal to the balances in my accounts were actually invested in TDS Special Common Stock.

•                  I acknowledge that the 2007 Program is intended to comply with provisions of Section 409A of the Internal Revenue Code and shall be interpreted and construed accordingly.  I agree that TDS shall have sole discretion and authority to amend or terminate such program or this 2007 Bonus Deferral Form, unilaterally, at any time in the future to satisfy any requirements of Section 409A of the Internal Revenue Code or applicable guidance provided by the Treasury.

/s/ LeRoy T. Carlson	November 10, 2006
Signature	Date

Note:   This election must be made on or before December 29th of the year preceding the year for which the bonus is earned (the performance year).